Exhibit 5.1

30 St Mary Axe
London, EC3A 8AF
United Kingdom	Facsimile: +44 20 7469 2001
Telephone: +44 20 7469 2000

www.kirkland.com

To:	Polestar Automotive Holding UK PLC

Assar Gabrielssons Väg 9

405 31 Göteborg, Sweden

(the “Addressee”)

29 August 2022

Dear Sirs,

Polestar Automotive Holding UK PLC - Registration Statement on Form S-8

We are issuing this opinion in our capacity as English law counsel to Polestar Automotive Holding UK PLC, a public limited company incorporated under the laws of England and Wales (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer from time to time of the following number of class A ordinary shares of the Company of nominal value $0.01 each (each, a “Class A Share”) pursuant to a Registration Statement on Form S-8, originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on 29 August 2022 (the “Registration Statement”):

•

117,856,318 Class A Shares, with each such Class A Share to be represented by an American depositary share, issuable pursuant to the Polestar Automotive Holding UK PLC 2022 Omnibus Incentive Plan (the “Equity Plan”); and

•

22,000,000 Class A Shares, with each such Class A Share to be represented by an American depositary share, issuable pursuant to the Polestar Automotive Holding UK PLC 2022 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”).

1	Scope and purpose

1.1	This letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

1.2

This letter is limited to English law in force at the date of this letter as currently applied and interpreted by the English courts. You should read references to “English law” and to the “laws of England” accordingly.

1.3

This letter, each opinion expressed in it (each an “opinion statement”) and any non-contractual obligations arising out of or in connection with it (and/or any opinion statement) is governed by and construed in accordance with English law.

KIRKLAND & ELLIS INTERNATIONAL LLP IS A MULTINATIONAL PRACTICE, THE PARTNERS OF WHICH ARE SOLICITORS OR REGISTERED FOREIGN

LAWYERS (ADMITTED IN THE U.S. AND OTHER JURISDICTIONS), AND IS AUTHORIZED AND REGULATED BY THE SOLICITORS REGULATION

AUTHORITY (SRA NUMBER 349107). A LIST OF THE PARTNERS, GIVING EACH PARTNER’S PROFESSIONAL QUALIFICATION

AND JURISDICTION OF QUALIFICATION IS OPEN TO INSPECTION AT THE ADDRESS ABOVE.

ASSOCIATED OFFICES

Austin    Bay Area    Beijing    Boston    Brussels    Chicago    Dallas    Hong Kong    Houston     Los Angeles    Munich    New York    Paris    Salt Lake City    Shanghai    Washington, D.C.

1.4

We have not investigated the laws of any country or jurisdiction other than England (or, as regards taxation matters, United Kingdom law) (a “foreign jurisdiction”). We assume that no law or regulation of a foreign jurisdiction (a “foreign law”) affects any of the opinion statements. We make no opinion statement in relation to any foreign law (including to the extent it may affect matters of English law or the enforceability of any judgment of an English court in the relevant jurisdiction) or the application or interpretation of English law or any foreign law by any court of a foreign jurisdiction (a “foreign court”). We make no opinion statement in relation to the enforceability of any judgement of a foreign court. In relation to any agreement governed by a foreign law referred to in this letter, to the extent relevant to any of our opinion statements, we assume that words and phrases in that agreement have the same meaning they would have if the agreement was governed by English law.

1.5

This letter only applies to those facts and circumstances which exist at the date of this letter. You expressly agree and acknowledge that we do not have and do not assume any obligation to provide you with any opinion or advice, or to update this letter in any respect, after the date of this letter.

1.6

The opinion statements are based on the documents and records that we have examined and our review of the Searches that have been carried out (each as described in this letter) and are subject to the assumptions set out in Schedule 1 (Assumptions), the qualifications and reservations set out in Schedule 2 (Qualifications) and to any matters not disclosed to us. Each opinion statement is strictly limited to the matters stated below and does not extend, by implication or otherwise, to any other matters. Each provision in this letter which has the effect of limiting an opinion statement is independent of any other such provision and is not to be read or implied as restricted by it.

2	Defined terms and headings

2.1	In this letter:

(a)	“Companies Act” means the UK Companies Act 2006; and

(b)	“Search” means a Company Search or a Winding-Up Enquiry.

2.2

The headings in this letter do not affect its interpretation. In particular, headings are included in Schedule 1 (Assumptions) and Schedule 2 (Qualifications) for convenience only and should not be read or construed as limiting the applicability of the assumptions, qualifications or reservations set out in those schedules to a particular opinion statement unless expressly noted therein.

3	Legal review

3.1	For the purposes of issuing this letter, we have reviewed the following documents:

(a)	a PDF copy of the Equity Plan;

(b)	a PDF copy of the Employee Stock Purchase Plan;

(c)	a PDF copy of the articles of association adopted by the Company;

(d)	minutes of a meeting of the Company’s directors resolving, inter alia, to approve the Equity Plan and the Employee Stock Purchase Plan (the “Board Approvals”);

(e)	written resolutions of the sole member of the Company approving the Equity Plan (the “Member Approval” and, together with the Board Approvals, the “Corporate Approvals”);

(f)	a PDF copy of the Registration Statement; and

(g)	the results disclosed in the searches of the publicly available records relating to the Company at Companies House on 29 August 2022 (each a “Company Search”).

3.2

We have also reviewed the results of searches made on August 29, 2022, in respect of the Company at (i) the Central Registry of Winding-up Petitions at the Insolvency and Companies List (formerly known as the Companies Court) in London, (ii) the Gazette and (iii) Companies House (each a “Winding-Up Enquiry”).

3.3

We have not reviewed or examined any other document or record, or made any other enquiry, in connection with the giving of this letter. We have assumed that the documents described in this paragraph 3 are in full force and effect without any amendment (however described) and contain all the relevant information which is material for the purposes of the opinion statements and that there is no other document, agreement, instrument, undertaking, obligation, representation or warranty (oral or written) and no other arrangement (whether legally binding or not) made by or between all or any of the parties to those documents or any other matter which renders such information inaccurate, incomplete or misleading or which affects the conclusions stated in this letter.

4	Opinion statements

4.1

The Company has the power to allot, issue and deliver the Class A Shares, with each such Class A Share to be represented by an American depositary share, as contemplated by the Equity Plan and the Employee Stock Purchase Plan.

4.2

The Company has taken all necessary corporate action to authorise the Equity Plan and the Employee Stock Purchase Plan and to allot, issue and deliver the Class A Shares, pursuant to the Equity Plan and the Employee Stock Purchase Plan.

4.3

It is our opinion that, when the Registration Statement becomes effective under the Securities Act, the Class A Shares issuable pursuant to the Equity Plan and the Employee Stock Purchase Plan and registered pursuant to the Registration Statement, will be, subject to their allotment and issuance, registration in the name of the depositary in the register of members of the Company and delivery, duly and validly authorised and issued, fully paid or credited as fully paid (subject to receipt of valid consideration by the Company for the issuance) and will not be subject to any call for payment of further capital.

5	Disclosure

5.1

This letter is addressed to you solely for your benefit in connection with the Registration Statement. We consent to the filing of this letter with the Commission as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

5.2

This letter may not be relied upon by you for any other purpose and, other than as set out above, may not be furnished to, or assigned to, or relied upon by, any other person, firm or entity for any purpose, without our prior written consent, which may be granted or withheld in our discretion.

Yours faithfully,

/s/ Kirkland & Ellis International LLP

SCHEDULE 1

ASSUMPTIONS

Status

1

That, except insofar as such matters are on public record and are discoverable by the Searches, the Company has not taken any corporate or other action nor have any steps been taken or legal proceedings been started against it for its administration, liquidation, winding up, dissolution, reorganisation or bankruptcy or for the appointment of a liquidator, receiver, trustee, administrator, administrative receiver or similar officer in respect of it or all or any part of its undertaking, property or assets.

Capacity, power and authority

2	That the Corporate Approvals were validly passed at meetings properly convened and conducted and remain in full force and effect.

Documents

3

That all signatures, stamps, seals and markings on all documents submitted to us are genuine and were applied to a complete and final version of the relevant document, that those documents are authentic and complete and remain accurate and up-to-date at the date of this letter, that all signatures which purport to have been attested were made in the presence of the purported witness and that all factual statements contained in those documents (including any factual matter represented by a party to a document) are correct, complete and fair.

4

That each document submitted to us as a certified, electronic, photostatic or facsimile copy conforms to the original of that document and the same assumptions made in the previous paragraph are correct in respect of the original.

5	That the Corporate Approvals have not been amended, revoked or suspended.

6

That the actions carried out pursuant to the Board Approvals by the Company and the exercise of its rights and performance of its obligations thereunder materially benefited the Company, and that the directors of the Company acted in good faith and in the interests of the Company in approving each of the Board Approvals and the transactions contemplated thereby.

7	That the Equity Plan and the Employee Stock Purchase Plan were validly adopted by the Company, have not been materially amended, and remain in full force and effect.

Searches

8

That the Searches were accurate, complete and up-to-date when carried out (and remain so at the date of this letter) and disclose all information which is necessary or material for the purposes of this letter.

9

That there has been no alteration in the status, position or condition of the Company (however described) revealed in the Searches and, to the extent that any Search is dated prior to the date of this letter, no additional matters would have been disclosed by that Search if it had been carried out at a later time.

10

All documents, forms and notices which should have been delivered to Companies House on behalf of or relating to the Company have been so delivered and the file of records maintained at Companies House concerning it, and reproduced for public inspection, was complete, accurate and up-to-date at the time of the Searches and the copies of its articles of association (and memorandum, if any) examined by us are complete and up-to-date and would, if issued today, comply with Section 36 of the Companies Act.

11	That the Class A Shares are not admitted to trading on any market or exchange, or otherwise listed, in the United Kingdom.

Issue and allotment of Class A Shares pursuant to the Equity Plan and the Employee Stock Purchase Plan

12

That the board of directors of the Company or officers of the Company have carried out and will carry out the functions assigned to it or them, as applicable, by the relevant Corporate Approvals in connection with the allotment and issuance of Class A Shares pursuant to the Equity Plan and the Employee Stock Purchase Plan, as contemplated by the Registration Statement and in accordance with the requirements of those Corporate Approvals (including, without limitation, the limits on the number of Class A Shares that may be allotted and/or issued by the board of directors of the Company or a committee thereof (as applicable)).

13

That as at the date of each issue and allotment of Class A Shares by the Company pursuant to the Equity Plan and the Employee Stock Purchase Plan, as contemplated by the Registration Statement, all rights of pre-emption howsoever arising have been, and remain validly, waived in respect of those Class A Shares.

14

That as at the date of each issue and allotment of Class A Shares by the Company pursuant to the Equity Plan and the Employee Stock Purchase Plan, as contemplated by the Registration Statement, the Company has received all of the proceeds (whether in cash or non-cash consideration) in respect of the subscription monies payable for those Class A Shares, and the amount of those proceeds is of an amount not less than the aggregate nominal value for those Class A Shares.

15

That the statutory books of the Company have been or will be validly updated in accordance with the Companies Act and any other relevant legislation to reflect the issue and allotment of the Class A Shares by the Company, pursuant to the Equity Plan and the Employee Stock Purchase Plan, as contemplated by the Registration Statement.

16

That all documents, forms and notices which should have been delivered to Companies House on behalf of the Company in respect of the issue and allotment of the Class A Shares by the Company, pursuant to the Equity Plan and the Employee Stock Purchase Plan, as contemplated by the Registration Statement, have been so delivered in accordance with the Companies Act and any other relevant legislation, and the file of records maintained at Companies House concerning it, and reproduced for public inspection, is or will be complete, accurate and up-to-date.

SCHEDULE 2

QUALIFICATIONS

General qualifications

1	No opinion statement is expressed as to matters of fact.

2

We are not making any opinion statement as to any taxation matters or consequences which will or may arise as a result of any transaction effected in connection with the Registration Statement and the Equity Plan or the Employee Stock Purchase Plan or the rights or remedies of any taxation authority in respect of non-payment of taxes or the failure to comply with applicable laws and regulations relating to taxation. For these purposes “taxation” and “taxes” shall be deemed to include stamp duties, stamp duty reserve tax and value added tax (or similar indirect taxes).

3

The Searches are not capable of revealing definitively whether or not (a) a winding-up order or administration order has been made, (b) a receiver, administrative receiver, administrator or liquidator has been appointed, (c) a petition for winding-up or a petition, application or notice for the appointment of a receiver, administrative receiver, administrator or liquidator has been presented or filed at court, (d) a company voluntary arrangement has been proposed or approved, (e) a resolution for winding-up has been passed or (f) whether any other insolvency proceeding has been commenced.

4

In relation to a Winding-Up Enquiry at the Insolvency and Companies List, it is made at the Central Registry of Winding-up Petitions which relates to compulsory winding-up and administration in the High Court of England in London only. Those enquiries will not reveal winding-up or administration proceedings commenced in a District Registry of the High Court of England. It is not possible to carry out a search for winding-up or administration proceedings in the District Registries unless an application is made to each relevant District Judge and a fee is paid. We have not made any such application.

5	The Searches will not reveal if the Company is subject to insolvency proceedings in a foreign jurisdiction.